Exhibit 99

Acreage Reports Second Quarter 2023 Financial Results
Records Tenth Consecutive Quarter of Positive Adjusted EBITDA

Achieved Record Revenue Growth in New Jersey and Connecticut

Streamlining Initiatives Underway in Preparation for Completion of Canopy USA Transaction

New York, August 9, 2023 - Acreage Holdings, Inc. (“Acreage” or the “Company”) (CSE: ACRG.A.U, ACRG.B.U) (OTCQX: ACRHF, ACRDF), a vertically integrated, multi-state operator of cannabis cultivation and retailing facilities in the U.S., today reported its financial results for the second quarter ended June 30, 2023 (“Q2 2023”).
Second Quarter 2023 Financial Highlights
•Consolidated revenue of $58.1 million, an increase of 3.8% compared to quarter ended March 31, 2023 ("Q1 2023").
•Gross margin was 36%. Excluding the impact of non-cash inventory adjustments, gross margin for Q2 2023 was 44%.
•Adjusted EBITDA* was $6.8 million and Adjusted EBITDA* as a percentage of consolidated revenue was 12%.

Second Quarter and Recent Operational Highlights
•Expanded the Company’s leadership team to include deep cannabis operational expertise, and appointed Dennis Curran to Chief Executive Officer and Carl Nesbitt to Chief Financial Officer.
•Streamlined governance structure and rightsized the Board of Directors in preparation for the completion of the Company’s previously announced strategic arrangement (the “Floating Share Arrangement”) with Canopy Growth Corporation and Canopy USA, LLC.
•Achieved record revenue in New Jersey and Connecticut with year-over-year increases of 35% and 31%, respectively, compared to the quarter ended June 30, 2022 (“Q2 2022”).
•Launched adult-use retail operations in Connecticut at The Botanist locations in Montville and Danbury, with both locations achieving strong initial performance.
•Progressed ongoing infrastructure project at the Company’s Egg Harbor facility to support demand in New Jersey and to unlock premium biomass production for further expansion of Acreage’s in-market product suite.
•Entered partnership with the Last Prisoner Project to participate in the Roll It Up for Justice Program and inmate letter-writing initiative to further advance criminal justice reform and support those being impacted by the failed War on Drugs.
•Helped pass 280E reform in Ohio, Connecticut, and Maine to allow for state-level deductions of usual and necessary business expenses for cannabis operators.

Product Innovation and Recent Launches
•Debuted several new and innovative products across the Company’s house of brands to drive market share growth and increase customer loyalty.

◦Launched Journeyman THC Lemonades in Illinois, in partnership with Botanica. The clean, vegan, and gluten-free THC beverages are available in three refreshing flavors, Tropical Lemonade, Berry Lemonade, and Tart Lemonade.
◦Introduced the first-ever Superflux flower in the New England, Massachusetts region in June, followed by a broader retail launch in July, and launched Stem 1g Live Resin Disposable Vapes in Massachusetts, Illinois, and Ohio.
◦Launched the first ever The Botanist Flower in Maine with four strains, and The Botanist Cherry Punch Extra High Potency Fruit Chew in Ohio and Illinois.
◦Introduced seasonal and limited-time The Botanist edibles, including the Mango Iced Tea Gummy and Botanist Pride Medley Gummy, in Illinois, Maine, Massachusetts, and Ohio.

Management Commentary
“I am pleased with the progress we made in the second quarter on our continued efforts to drive meaningful revenue growth and achieve operational savings to deliver cash flow improvements for the business,” said Dennis Curran, Chief Executive Officer of Acreage. “Our commitment to introducing differentiated products and delivering exceptional customer experiences has had a profound impact in several of our core markets, including the nascent New Jersey and Connecticut adult-use markets. The robust revenue growth in New Jersey is incredibly encouraging as we deepen our operations and build a leadership position in the state, and our recent launch of adult-use sales in Connecticut has already garnered positive consumer feedback with demand ahead of our expectations.”
Mr. Curran concluded, “Across our footprint, we have continued to implement optimization initiatives to further drive operational excellence and strongly position each market to achieve sustained growth. This includes strengthening our inventory management, cost analysis, and production planning, which we believe will enable us to unlock higher margins and continue to deliver positive Adjusted EBITDA as we move into the second half of the year.”

Q2 2023 Financial Summary
(in thousands)

	Three Months Ended June 30,		YoY% Change	Three Months Ended March 31, 2023	QoQ% Change
	2023	2022
Consolidated Revenue	$58,115	$61,351	(5.3)%	$55,963	3.8%
Gross Profit	21,122	30,614	(31.0)%	26,585	(20.5)%
% of revenue	36%	50%		48%

Total operating expenses	26,177	27,304	4.1%	25,440	(2.9)%
Net loss	(18,240)	(10,603)		(16,157)
Net loss attributable to Acreage	(16,156)	(9,929)		(14,590)
Adjusted EBITDA*	6,836	10,385	(34.2)%	10,593	(35.5)%
Total revenue for Q2 2023 was $58.1 million compared to $61.4 million in Q2 2022 and $56.0 million in Q1 2023. The year-over-year decrease was primarily due to the divestiture of the Company’s operations in Oregon and market price compression across various markets. The year-over-year decrease was somewhat offset by revenue growth in both New Jersey and Connecticut following the commencement of adult-use sales.
Total gross profit for Q2 2023 was $21.1 million compared to $30.6 million in Q2 2022. Total gross margin was 36% in Q2 2023 compared to 50% in Q2 2022. Margin was impacted by cost increases due to inflation, as well as price compression across various markets during the quarter. Additionally, wholesale cost of goods sold for Q2 2023 included $4.5 million of non-cash inventory adjustments due to excess inventory in select markets and carrying values of inventory exceeding net realizable value. Excluding these non-cash inventory adjustments, gross margin for Q2 2023 was 44%.
Total operating expenses for Q2 2023 were $26.2 million compared to $27.3 million in Q2 2022. The reduction in operating expenses can be attributed to a decrease in general and administrative expenses related to lower professional fees and office expenses achieved by continued cost controls. This also included reductions in equity-based compensation expenses and depreciation and amortization expenses when compared to Q2 2022.
Adjusted EBITDA* for Q2 2023 was $6.8 million compared to Adjusted EBITDA* of $10.4 million in Q2 2022 and Adjusted EBITDA* of $10.6 million in Q1 2023.
Net loss attributable to Acreage for Q2 2023 was $(16.2) million, compared to $(9.9) million in Q2 2022.
Amendment to Credit Facility

On April 28, 2023, Acreage further amended its existing credit facility (the “Credit Facility”) such that $15.0 million was available for immediate draw, but such funds would be maintained in a segregated account until dispersed and be restricted for use to only eligible capital expenditures. Additionally, the Company has agreed to limit the total amounts outstanding under the Credit Facility to $140.0 million and to, at all times subsequent to April 28, 2023, maintain collateral (as defined in the Credit Facility) equal to or greater than the outstanding amount under the Credit Facility.
Balance Sheet and Liquidity
Acreage ended Q2 2023 with $16.4 million in cash and cash equivalents and $13.6 million of restricted cash, with such funds restricted for use to only eligible capital expenditures.

About Acreage Holdings, Inc.
Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the Company’s national retail store brand, The Botanist. With its principal address in New York City, Acreage’s wide range of national and regionally available cannabis products include the award-winning brands The Botanist and Superflux, the Prime medical brand in Pennsylvania, and others. Since its founding in 2011, Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. Learn more at www.acreageholdings.com and follow us on Twitter, LinkedIn, Instagram, and Facebook.

Forward Looking Statements
This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.
Forward-looking statements or information involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release.
Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to: the occurrence of changes in U.S. federal Laws regarding the cultivation, distribution or possession of marijuana; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and Floating Shareholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the Floating Share Arrangement Agreement; the ability of Canopy Growth Corporation (“Canopy”), Canopy USA, LLC (“Canopy USA”) and Acreage to satisfy, in a timely manner, the closing conditions to the floating share arrangement among Canopy, Canopy USA and Acreage (the “Floating Share Arrangement”); risks relating to the value and liquidity of the Floating Shares and the common shares of Canopy; Canopy maintaining compliance with the Nasdaq Global Stock Market (the “Nasdaq”) and Toronto Stock Exchange listing requirements; the rights of the Floating Shareholders may differ materially from those of shareholders in Canopy; expectations regarding future investment, growth and expansion of Acreage’s operations; the possibility of adverse U.S. or Canadian tax consequences upon completion of the Floating Share Arrangement; if Canopy USA acquires the Fixed Shares pursuant to the Existing Arrangement Agreement without structural amendments to Canopy’s interest in Canopy USA, the listing of the Canopy Shares on the Nasdaq may be jeopardized; the risk of a change of control of either Canopy or Canopy USA; restrictions on Acreage’s ability to pursue certain business opportunities and other restrictions on Acreage’s business; the impact of material non-recurring expenses in connection with the Floating Share Arrangement on Acreage’s future results of operations, cash flows and financial condition; the possibility of securities class action or derivatives lawsuits; in the event that the Floating Share Arrangement is not completed, but the acquisition by Canopy of the Fixed Shares (the “Acquisition”) is completed pursuant to Existing Arrangement Agreement and Canopy becomes the majority shareholder in Acreage, the likelihood that the Floating Shareholders will have little or no influence on the conduct of Acreage’s business and affairs; risk of situations in which the interests of Canopy USA and the interests of Acreage or shareholders of Canopy may differ; Acreage’s compliance with Acreage’s business plan for the fiscal years ending December 31, 2020 through December 31, 2029 pursuant to the Existing Arrangement Agreement; in the event that the Floating Share Arrangement is completed, the likelihood of Canopy completing the Acquisition in accordance with the Existing Arrangement Agreement; risks relating to certain directors and executive officers of Acreage having interests in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions that are different from those of the Floating Shareholders; risks relating to the possibility that holders of more than 5% of the Floating Shares may exercise dissent rights; other expectations and assumptions concerning the transactions contemplated between Canopy, Canopy USA and

Acreage; the available funds of Acreage and the anticipated use of such funds; the availability of financing opportunities for Acreage and Canopy USA and the risks associated with the completion thereof; regulatory and licensing risks; the ability of Canopy, Canopy USA and Acreage to leverage each other’s respective capabilities and resources; changes in general economic, business and political conditions, including changes in the financial and stock markets; risks relating to infectious diseases, including the impacts of the COVID-19; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks disclosed in the Circular, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, dated May 1, 2023 and the Company’s other public filings, in each case filed with the SEC on the EDGAR website at www.sec.gov and with Canadian securities regulators and available under Acreage’s profile on SEDAR at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.
Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.
Neither the Canadian Securities Exchange nor its Regulation Service Provider, nor any securities regulatory authority in Canada, the United States or any other jurisdiction, has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.
For more information, contact:
Carl Nesbitt
Chief Financial Officer
investors@acreageholdings.com
646 600 9181

Courtney Van Alstyne
MATTIO Communications
acreage@mattio.com

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Financial Position
US$ (thousands)	June 30, 2023	December 31, 2022
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$16,401	$24,067
Restricted cash	13,628	—
Accounts receivable, net	8,953	10,512
Inventory	47,938	49,446
Notes receivable, net	—	29,191
Assets held-for-sale	1,788	—
Other current assets	5,418	4,977
Total current assets	94,126	118,193

Long-term investments	33,287	34,046
Capital assets, net	136,085	133,405
Operating lease right-of-use assets	19,067	22,443
Intangible assets, net	35,124	35,124
Goodwill	38,694	13,761
Other non-current assets	3,531	3,601
Total non-current assets	265,788	242,380
TOTAL ASSETS	$359,914	$360,573

LIABILITIES AND MEMBERS’ EQUITY
Accounts payable and accrued liabilities	$31,078	$29,566
Taxes payable	33,959	24,226
Interest payable	2,824	2,575
Operating lease liability, current	2,268	2,443
Debt, current	13,805	1,584
Liabilities related to assets held for sale	1,288	—
Other current liabilities	9,071	11,939
Total current liabilities	94,293	72,333

Debt, non-current	230,163	213,496
Operating lease liability, non-current	18,839	21,692
Deferred tax liability	10,620	9,623
Other liabilities	3,004	3,250
Total non-current liabilities	262,626	248,061
TOTAL LIABILITIES	356,919	320,394

Members' equity	28,444	61,384
Non-controlling interests	(25,449)	(21,205)
TOTAL MEMBERS’ EQUITY	2,995	40,179

TOTAL LIABILITIES AND MEMBERS' EQUITY	$359,914	$360,573

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Operations
US$ (thousands)	Q2'23	Q2'22	YTD'23	YTD'22
Retail revenue, net	$44,913	$46,685	$86,794	$88,112
Wholesale revenue, net	13,202	14,360	27,200	29,532
Other revenue, net	—	306	84	586
Total revenues, net	58,115	61,351	114,078	118,230
Cost of goods sold, retail	(23,484)	(23,466)	(43,898)	(44,234)
Cost of goods sold, wholesale	(13,509)	(7,271)	(22,473)	(13,872)
Total cost of goods sold	(36,993)	(30,737)	(66,371)	(58,106)
Gross profit	21,122	30,614	47,707	60,124

OPERATING EXPENSES
General and administrative	7,073	8,922	17,585	17,309
Compensation expense	13,203	12,579	25,406	26,774
Equity-based compensation expense	694	1,655	1,678	5,814
Marketing	656	964	1,400	1,661
Impairments, net	—	329	—	2,467
Write down (recovery) of assets held-for-sale	3,557	—	3,557	874
Legal settlements (recoveries)	—	(310)	—	(335)
Depreciation and amortization	994	3,165	1,991	4,972
Total operating expenses	26,177	27,304	51,617	59,536

Net operating loss	(5,055)	3,310	(3,910)	588

Income (loss) from investments, net	322	(996)	(20)	137
Interest income from loans receivable	(6)	365	10	782
Interest expense	(8,862)	(5,520)	(16,936)	(10,301)
Other income, net	1,355	286	(198)	276
Total other loss	(7,191)	(5,865)	(17,144)	(9,106)

Loss before income taxes	(12,246)	(2,555)	(21,054)	(8,518)

Income tax expense	(5,994)	(8,048)	(13,343)	(15,996)

Net loss	(18,240)	(10,603)	(34,397)	(24,514)

Less: net loss attributable to non-controlling interests	(2,084)	(674)	(3,651)	(1,891)

Net loss attributable to Acreage Holdings, Inc.	$(16,156)	$(9,929)	$(30,746)	$(22,623)

Net loss per share attributable to Acreage Holdings, Inc. - basic and diluted:	$(0.14)	$(0.09)	$(0.27)	$(0.21)

Weighted average shares outstanding - basic and diluted	112,810	108,230	112,679	107,569

*NON-GAAP MEASURES, RECONCILIATION AND DISCUSSION (UNAUDITED)
This release includes Adjusted EBITDA, which is a non-GAAP performance measure that we use to supplement our results presented in accordance with U.S. GAAP. The Company uses Adjusted EBITDA to evaluate its actual operating performance and for planning and forecasting future periods. The Company believes that the adjusted results presented provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, net loss or our other reported results of operations as reported under U.S. GAAP as indicators of our performance, and they may not be comparable to similarly named measures from other companies.
The Company defines Adjusted EBITDA as net income before interest, income taxes and, depreciation and amortization and excluding the following: (i) income from investments, net (the majority of the Company's investment income relates to remeasurement to net asset value of previously-held interests in connection with our roll-up of affiliates, and the Company expects income from investments to be a non-recurring item as its legacy investment holdings diminish), (ii) equity-based compensation expense, (iii) non-cash impairment losses, (iv) transaction costs, (v) non-cash inventory adjustments and (vi) other non-recurring expenses (other expenses and income not expected to recur).

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q2'23	Q2'22	YTD'23	YTD'22
Net loss (GAAP)	$(18,240)	$(10,603)	$(34,397)	$(24,514)
Income tax expense	5,994	8,048	13,343	15,996
Interest expense (income), net	8,868	5,155	16,926	9,519
Depreciation and amortization	3,511	4,456	6,549	7,347
EBITDA (non-GAAP)*	$133	$7,056	$2,421	$8,348
Adjusting items:
Loss (income) from investments, net	(322)	996	20	(137)
Impairments, net	—	134	—	2,090
Non-cash inventory adjustments	4,484	—	6,721	—
Loss on extraordinary events	200	194	1,692	376
Write down (recovery) of assets held-for-sale	3,557	—	3,557	874
Equity-based compensation expense	694	1,655	1,678	5,814
Legal settlements, net	—	(310)	—	(335)
Gain on business divestiture	—	(292)	—	(296)
Other non-recurring expenses	(1,910)	952	1,339	2,278
Adjusted EBITDA (non-GAAP)*	$6,836	$10,385	$17,428	$19,012